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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                               OVERLAND DATA, INC.
             (Exact name of registrant as specified in its charter)

                CALIFORNIA                              95-3535285
 (State of incorporation or organization)   (I.R.S Employer Identification No.)

                               8975 BALBOA AVENUE
                        SAN DIEGO, CALIFORNIA 92123-1599
                                 (619) 571-5555
                    (Address of principal executive offices)

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        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box./ /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box./ /

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        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference to page 47 of the Prospectus dated January 24, 1997 contained in Registrant's Amendment No. 2 to Form S-1 Registration Statement (File No. 333-18583) (the "Registration Statement").

ITEM 2.   EXHIBITS

     The following exhibits are filed as part of this registration statement:

          1.   Specimen Certificate for Registrant's Common Stock.

          2.*  Registrant's Amended and Restated Articles of Incorporation.

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     *    Incorporated by reference to Exhibit 3.1 to the Registration
          Statement.


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        OVERLAND DATA, INC.


Dated:  January 29, 1997                By: /s/ Scott McClendon
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                                                Scott McClendon, PRESIDENT


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